                                                                  RULE 424(b)(3)
                                                              FILE NO. 333-20667
                                                       REPUBLIC INDUSTRIES, INC.




                      SUPPLEMENT NO. 6 DATED JULY 21, 1997
                      TO PROSPECTUS DATED FEBRUARY 4, 1997


        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders section of the Prospectus is hereby supplemented as follows:

                                                SHARES BENEFICIALLY     SHARES TO BE OFFERED
                                                  OWNED PRIOR TO          FOR THE SELLING
SELLING STOCKHOLDER                                THE OFFERING         STOCKHOLDER'S ACCOUNT
-------------------                             -------------------     ---------------------
James M. Moran Inter Vivos Trust
Number One, as amended and restated
June 13, 1997...............................        217,796                  217,796
Linda Bradshaw..............................            200                      200
Brian Bradshaw..............................            200                      200
